Exhibit 99.1

CONTACT:

VIVUS, Inc.	Investor Relations:	The Trout Group
Timothy E. Morris		Brian Korb
Chief Financial Officer		646-378-2923
650-934-5200

	Media Relations:	Pure Communications, Inc.
Sheryl Seapy
949-608-0841

FOR IMMEDIATE RELEASE

VIVUS TO HOST CONFERENCE CALL AND WEBCAST DISCUSSION OF QNEXA PHASE 3 RESULTS

Mountain View, Calif, September 8, 2009 – VIVUS, Inc. (NASDAQ: VVUS), a pharmaceutical company dedicated to the development and commercialization of novel therapeutic products, plans to announce the results from the EQUIP and CONQUER Qnexa™ phase 3 obesity clinical trials on September 9th prior to market open.  The announcement will be followed by a webcast and conference call at 8:00 a.m. Eastern time.

Conference Call Information

Domestic callers: 1-800-967-7185

International callers: 1-719-325-2352

Webcast information: http://ir.vivus.com.  A webcast replay will be available on the VIVUS web site for 30 days.

About VIVUS

VIVUS is a biopharmaceutical company developing innovative, next-generation therapies to address unmet needs in obesity, diabetes and sexual health.  The company’s lead product in clinical development, Qnexa™, has recently completed phase 3 clinical trials for the treatment of obesity.  Qnexa is also in phase 2 clinical development for the treatment of type 2 diabetes.  In the area of sexual health, VIVUS is in phase 3 development with avanafil, a potentially best-in-class PDE5 inhibitor, and in phase 2 development of Luramist™ for the treatment of hypoactive sexual desire disorder (HSDD) in women. MUSE® (alprostadil), a first generation therapy for the treatment of ED, is already on the market and generating revenue for VIVUS. For more information about the company, please visit www.vivus.com.

VIVUS, Inc. 1172 Castro Street, Mountain View, CA 94040   Tel 650-934-5200   Fax 650-934-5389   www.vivus.com